Exhibit 99.2

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT,

dated as of June 7, 2019,

among

MYT PARENT CO.,

each Grantor party hereto

and

ANKURA TRUST COMPANY, LLC,
as Trustee and as Collateral Agent

i

ii

Schedules

Schedule I	Pledged Stock; Debt Securities
Schedule II	Intellectual Property
Schedule III	Filing Jurisdictions
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement to the Guarantee and Collateral Agreement
Exhibit II	Form of Trademark Security Agreement
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Copyright Security Agreement

iii

GUARANTEE AND COLLATERAL AGREEMENT dated as of June 7, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among MYT PARENT CO., each party identified as a “Grantor” on the signature pages hereto (together with any other entity that may become a party hereto as a Grantor as provided herein, each a “Grantor” and, collectively, the “Grantors”) and ANKURA TRUST COMPANY, LLC, as Trustee (in such capacity, the “Trustee”) and as Collateral Agent for the Secured Parties (as defined below) (in such capacity, the “Collateral Agent”).

RECITALS

(1)                                 Reference is made to that certain Indenture, dated as of June 7, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among NEIMAN MARCUS GROUP LTD LLC, a Delaware limited liability company (the “Issuer”), MARIPOSA BORROWER, INC., a Delaware corporation (the “Corporate Co-Issuer”), THE NEIMAN MARCUS GROUP LLC, a Delaware limited liability company (the “LLC Co-Issuer”), The NMG Subsidiary LLC, a Delaware limited liability company (the “New Co-Issuer Subsidiary” and, together with Corporate Co-Issuer and the LLC Co-Issuer, the “Co-Issuers” and, together with the Issuer, the “Issuers”), the guarantors party thereto from time to time and the Trustee, governing the 14.00% Second Lien Notes due 2024 (the “Notes”) of the Issuers.

(2)                                 The Grantors will derive substantial benefits from the issuance and sale of such notes pursuant to the Indenture and in consideration thereof has agreed to guarantee the obligations of the Issuers under the Indenture.

AGREEMENT

Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.                         Indenture.

(a)                                 Unless otherwise defined herein, terms defined in the Indenture and used herein have the meanings assigned to them in the Indenture, and the following terms which are defined in the UCC are used herein as so defined (and if defined in more than one article of the UCC have the meaning specified in Article 9 thereof):  Accounts, Account Debtor, As-Extracted Collateral, Authenticate, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Documents, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Health-Care-Insurance Receivable, Instruments, Inventory, Letter of Credit Rights, Manufactured Homes, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b)                                 The rules of construction specified in Section 1.3 of the Indenture also apply, mutatis mutandis, to this Agreement.

SECTION 1.02.                         Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the introductory paragraph hereto.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01(1).

“Collateral” means the collective reference to Article 9 Collateral and Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Parties” means, collectively, Neiman Marcus Group, Inc. and each of its Subsidiaries that has executed and delivered the Transaction Support Agreement.

“Consignment Inventory” means any Inventory held by a Grantor on a consignment basis, which Inventory is not owned by a Grantor (and would not be reflected on a consolidated balance sheet of the Grantors and their Subsidiaries prepared in accordance with GAAP).

“Consignment Proceeds” means any proceeds from the sale of any Consignment Inventory, solely to the extent that such proceeds are identifiable proceeds from the sale of Consignment Inventory and that the applicable Grantor identifies such proceeds as such through a method of tracing.

“Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Control Agreement” means a deposit account control agreement, a securities account control agreement or a commodity account control agreement, as applicable, which provides the Collateral Agent with Control of any such accounts.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement (including any such rights that such Grantor has the right to license).

“Copyrights” means all of the following which any Grantor now or hereafter owns or in which any Grantor now or hereafter has an interest (pursuant to a Copyright License or otherwise):

(1)                                 all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise;

(2)                                 all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule II;

(3)                                 all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

(4)                                 all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“DDA” means any checking or other demand deposit account maintained by the Grantors.

“Event of Default” means an “Event of Default” as defined in the Indenture

“Excluded Accounts” means any DDA, Securities Account, Commodity Account or any other Deposit Account of any Grantor (and all Cash, Cash Equivalents and other securities or investments credited thereto or deposited therein): (1) that does not have a daily balance in the aggregate with each other account described in this clause (1), in excess of $1.0 million; (2) the balance of which is swept at the end of each Business Day into a Deposit Account, Securities Account or Commodity Account subject to a Control Agreement, so long as such daily sweep is not terminated or modified (other than to provide that the balance in such Deposit Account, Securities Account or Commodity Account is swept into another Deposit Account, Securities Account or Commodity Account subject to a Control Agreement) without the consent of the Collateral Agent; (3) that is a Trust Account or (4) to the extent that it is cash collateral for letters of credit.

“Excluded Assets” means all of the following, whether now owned or hereafter acquired:

1.                                      all Excluded Equity Interests;

2.                                      all leasehold Real Property interests that do not constitute the Grantor’s interests in full line stores, Bergdorf Goodman store real properties or warehouse or distributions centers;

3.                                      all fee simple Real Property interests acquired after the Issue Date with a fair market value (as determined by an Officer of the Issuer reasonably and in good faith and the Collateral Agent of, less than or equal to $2.5 million on a per property basis;

4.                                      [reserved];

5.                                      [reserved];

6.                                      any governmental licenses or state or local franchises, charters and authorizations that are not permitted to be pledged under applicable law;

7.                                      any “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act;

8.                                      any Excluded Account;

9.                                      vehicles and any other assets subject to certificates of title;

10.                               any Letter Of Credit Rights to the extent not perfected as Supporting Obligations by the filing of a UCC financing statement on the primary Collateral;

11.                               any Grantor’s right, title or interest in any lease, license, contract or agreement to which such Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such lease, license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of or create a right of termination in favor of or require the consent of any other party thereto, such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law (including Title 11 of the United States Code) or principles of equity);

12.                               assets to the extent the granting of a security interest therein would be prohibited or restricted by applicable law, rule or regulation (including any requirement to obtain the consent of any Governmental Authority which has not been obtained), after giving effect to the relevant anti-assignment provisions of the Uniform Commercial Code;

13.                               any Commercial Tort Claim with an asserted or nominal value not in excess of $5.0 million;

14.                               any assets to the extent the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs the benefit of the security afforded thereby as  reasonably determined by the Issuer and the Extended Term Loan Agent (in its capacity as collateral agent);

15.                               (a) any assets and proceeds thereof subject to a Lien permitted under clause (3) of the definition of “Permitted Liens” to the extent that the documents providing for the Indebtedness secured by such Liens do not permit such assets and proceeds thereof to be pledged to the Collateral Agent or (b) any assets subject to a Lien permitted by clause (7) of the definition of “Permitted Liens” so long as the documents providing for such Lien do not permit such assets to be pledged to the Collateral Agent;

16.                               [reserved];

17.                               [reserved];

18.                               any Consignment Inventory and any Consignment Proceeds; or

19.                               any Leased-Department Inventory and any Leased-Department Proceeds.

In the event any asset described above (x) is an asset described in clauses (1) through (7) or clauses (9) through (14) above and is pledged for the benefit of creditors under any Obligations (other than the Second Lien Notes Obligations), or (y) is an asset described in clause (8) or clauses (16) through (19) above and is pledged for the benefit of any Obligation listed in the Required Collateral Lien Priority table (other than the Second Lien Notes Obligations), in each case of clause (x) and (y), such asset shall cease to be an Excluded Asset; provided, however, in the case of clause (x), any such asset pledged for the benefit of a third-party creditor under any Obligations (other than an Obligation listed in the Required Collateral Lien Priority) may be pledged on a first-priority basis to such third-party creditor, followed by subordinated Liens in favor of the Second Lien Notes Obligations otherwise in accordance with the Required Collateral Lien Priority, but reducing the priority of each Lien described in such Required Collateral Lien Priority by a lesser Lien priority and giving effect to the first-priority Liens of such third-party creditor on such subject asset).

“Excluded Equity Interests” means any and all of the following Equity Interests, whether now owned or hereafter acquired:

1.                                      interests in partnerships, joint ventures and non-wholly owned subsidiaries which cannot be pledged without the consent of one or more unaffiliated third parties or not permitted by the terms of such person’s organizational or joint venture documents (so long as such prohibition did not arise as part of the acquisition or formation thereof or in anticipation of a pledge to secure the Second Lien Notes Obligations);

2.                                      Equity Interests in not-for-profit subsidiaries;

3.                                      to the extent applicable law requires that a Subsidiary of such Grantor issue directors’ qualifying shares, nominee shares or similar shares which are required by applicable law to be held by Persons other than such Grantor, such qualifying shares, nominee shares or similar shares held by Persons other than such Grantor, as applicable; or

4.                                      any Equity Interests (including, without limitation, Equity Interests in captive insurance subsidiaries) if, to the extent and for so long as the pledge of such Equity Interests hereunder is prohibited or restricted by any applicable law, including any requirement to obtain consent of any Governmental Authority which has not been obtained (other than to the extent such prohibition would be rendered ineffective under the UCC or any other applicable law); provided that such Equity Interests shall cease to be Excluded Equity Interests at such time as such prohibition ceases to be in effect.

An Officer of the Issuer or MYT Parent Co. shall re-evaluate whether the Material Adverse Consequences still apply to any Excluded Foreign Equity Interests pursuant to clause (5) above no less than quarterly.  Excluded Foreign Equity Interests shall no longer be Excluded Foreign Equity Interests under clause (5) above upon the earlier to occur of (A) the tenth Business Day after an Officer determines that the Material Adverse Consequences no longer apply to the Excluded Foreign Equity Interests and (B) the date a Lien on such Excluded Foreign Equity Interests is granted to secure any other Obligations of the Issuers or the Guarantors.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.03.

“German GAAP” means generally accepted accounting principles as in effect from time to time in the Federal Republic of Germany.

“Grantor” and “Grantors” have the meanings assigned to such terms in the introductory paragraph to this Agreement.

“Guaranteed Obligations” has the meaning assigned to such term in Section 2.01.

“Guarantor” means the Grantors party hereto.

“Independent Third Party” means a person or entity other than (i) any member of the Company Parties, (ii) any of the Sponsors, (iii) an affiliate of any member of the Company Parties or any of the Sponsors or (iv) another Person or entity in which the Company Parties and/or any of the Sponsors and/or their respective affiliates own at least 10% of the outstanding Equity Interests of such Person or entity (measured by voting power, economic value or number).

“Indenture” has the meaning assigned to such term in the recitals to this Agreement.

“Intellectual Property” means all intellectual property of every kind and nature that any Grantor now or hereafter owns or in which any Grantor now or hereafter has an interest, including inventions, designs, Patents, Copyrights, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information or know-how.

“Intellectual Property Collateral” has the meaning assigned to such term in Section 4.02(8).

“Intellectual Property Security Agreement” means a Trademark Security Agreement in substantially the form of Exhibit II hereto, a Patent Security Agreement in substantially the form of Exhibit III hereto, or a Copyright Security Agreement in substantially the form of Exhibit IV hereto.

“IP Agreements” means all material Copyright Licenses, Patent Licenses and Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Grantor, now or hereafter, is a party or a beneficiary, including the agreements set forth on Schedule II hereto.

“Leased-Department Inventory” means any Inventory relating to a leased department within one of the Grantors’ retail stores, which Inventory is not owned by a Grantor (and would not be reflected on a consolidated balance sheet of the Grantors and their Subsidiaries prepared in accordance with GAAP).

“Leased-Department Proceeds” means any proceeds from the sale of any Leased-Department Inventory, solely to the extent that such proceeds are identifiable proceeds from the sale of Leased-Department Inventory and that the Grantor identifies such proceeds as such through a method of tracing.

“Limited Guarantee” means the guarantee provided under Section 2.01 by each MYT Guarantor Entity.

“Material Adverse Effect” means a material adverse effect on:

(1)                                 the business, financial condition or results of operations, in each case, of the Note Parties and their Restricted Subsidiaries (taken as a whole);

(2)                                 the ability of the Note Parties (taken as a whole) to perform their payment obligations under the Notes Documents; or

(3)                                 the rights and remedies of the Trustee and the Holders (taken as a whole) under the Notes Documents.

“MYT Account” means a segregated account of MYT Parent for the benefit of the trustee and collateral agent on behalf of the holders of the Notes, pledged to secure the Second Lien Notes Obligations.

“MYT Alternate Security” means any security that is acceptable in the sole discretion of holders of at least 66-2/3% of the aggregate principal amount of the outstanding Notes.

“MYT Asset Sale” means any direct or indirect sale, disposition, monetization or other transfer of any assets or property of the MYT Entities (whether directly or indirectly or synthetically, including through derivative transactions) to an Independent Third Party.

Notwithstanding the preceding, none of the following items will be deemed to be an MYT Asset Sale:

(1)                                 a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade  Securities, or of obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the MYT Entities (including allowing any registrations or any applications for registration of any intellectual property to lapse or become abandoned);

(2)                                 dispositions of assets or property with an aggregate Fair Market Value in any calendar year of less than $5.0 million;

(3)                                 any transfer or disposition of property or assets or issuance or sale of Equity Interests by a Subsidiary of the MYT Holdco to the MYT Holdco or by the MYT Holdco or a Subsidiary of the MYT Holdco to another Subsidiary of MYT Holdco;

(4)                                 the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business, liquidation of inventory in the ordinary course of business or the conversion of accounts receivable to notes receivable or dispositions of accounts receivable in connection with the collection or compromise thereof;

(5)                                 the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

(6)                                 the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of the MYT Entities, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes; and

(7)                                 dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to casualty events.

“MYT Deposit Event” means (i) the irrevocable deposit of net cash proceeds of MYT Secondary Sales or distributions in the MYT Account in an aggregate amount that is not less than (x) $200.0 million less (y) the aggregate amount of Qualified LCs that have been provided and (ii) the provision of such Qualified LCs.

“MYT Entities” means, collectively, (i) Mariposa Luxembourg I S.à r.l. (Luxembourg), (ii) Mariposa Luxembourg II S.à r.l. (Luxembourg), (iii) NMG Germany GmbH, (iv) mytheresa.com GmbH (Germany), (v) mytheresa.com Service GmbH (Germany), (vi) Theresa Warenvertrieb GmbH (Germany), (vii) New MYT Dutch Holdco and (viii) the Subsidiaries of any of the foregoing described in clauses (i) through (vii).

“MYT Group” means MYT Holdco and its Subsidiaries, including the MYT Operating Entities.

“MYT Holdco” means MYT Holding Co., a direct Wholly Owned Subsidiary of MYT Parent Co., a newly formed Delaware corporation, together with its successors.

“MYT Operating Entities” means NMG Germany GmbH (or any successor parent operating entity of MYT Holdco) and its operating Subsidiaries, including mytheresa.com GmbH, mytheresa.com Service GmbH and Theresa Warenvertrieb GmbH.

“MYT Parent” means MYT Parent Co., a  Delaware corporation, together with its successors.  For the avoidance of doubt, MYT Parent shall not be a Grantor or Guarantor.

“MYT RCF Revenue Cap” means, as of any time, 12.5% of the consolidated revenues as reported in the monthly financial reports of the MYT Operating Entities during the immediately preceding twelve months for which such monthly financial reports are available.

“MYT Secondary Sale” means (i) the sale, disposition, monetization or other transfer (whether directly, indirectly or synthetically, including through derivative transactions or by means of a transaction involving MYT Parent or any other entity that directly or indirectly owns equity interests in MYT Holdco) of equity interests of MYT Holdco by Neiman Marcus Group, Inc. or its subsidiaries to any Independent Third Party, other than a primary sale of equity interests for cash whose net cash proceeds are contributed to or retained by the MYT Entities or (ii) any MYT Asset Sale other than a Qualified MYT Asset Sale.

“New MYT Dutch HoldCo” means a newly formed Dutch B.V., wholly-owned subsidiary of MYT Intermediate Holding Co. and direct parent of NMG Germany GmbH as a result of the MYT Reorganization.

“NM Group” means Neiman Marcus Group LTD LLC.

“Note Party” means each Issuer, each Subsidiary Guarantor and each Guarantor.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Grantor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including any such rights that such Grantor has the right to license) and all rights of any Grantor under any such agreement.

“Patents” means all of the following which any Grantor now or hereafter owns or in which any Grantor now or hereafter has an interest (pursuant to a Patent License or otherwise):

(1)                                 all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule II, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule II;

(2)                                 all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein;

(3)                                 all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

(4)                                 all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01(5).

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Projected Purchase Order” means an advance order (which may not be made more than nine months in advance of the earlier of (x) the date of delivery and (y) the date of payment) for inventory made in the ordinary course of business of the MYT Operating Entities.

“Projected RCF Amount” means an amount equal to the MYT RCF Revenue Cap, calculated as of the date of any Projected Purchase Order.

“Qualified LC” means one or more letters of credit issued by a reputable bank or trust company that is organized under the laws of the United States of America or any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act)) supporting the guarantee of the Notes by the MYT Guarantor Entities, in an aggregate amount equal to the difference between (x) $200.0 million and (y) the amount of net cash proceeds of MYT Secondary Sales that has been irrevocably deposited in the MYT Account.

“Qualified MYT Asset Sale” means any MYT Asset Sale made for fair market value and for not less than 75% cash, the net cash proceeds of which are reinvested within 180 days after receipt thereof by the MYT Entities in non-current assets (or an operating business that is similar to the business of the MYT Entities) held by the MYT Entities; provided that (i) any MYT Asset Sale or series of related MYT Asset Sales for more than $100.0 million in consideration may not be deemed to be a Qualified MYT Asset Sale, and (ii) non-current assets (or an operating business that is similar to the business of the MYT Entities) received by the MYT Entities from an Independent Third Party as consideration for a MYT Asset Sale shall be deemed to be cash for purposes of this definition.

“Required Consent” means any approval, consent or waiver obtained by MYT Holdco with respect to Article V of the certificate of designation designating the Series A Preferred Stock from holders of a majority of the aggregate number of shares of Series A Preferred Stock outstanding in accordance with such certificate of designation.

“Second Lien Notes Collateral Agreement” means that Second Lien Notes Collateral Agreement, dated as of June 7, 2019, among the grantors party thereto, the Collateral Agent and the Trustee.

“Secured Obligations” means the “Note Obligations” as defined in the Indenture.

“Secured Parties” means the “Secured Parties” as defined in the Second Lien Notes Collateral Agreement.

“Security Interest” has the meaning assigned to such term in Section 4.01(1).

“Series A Preferred Stock” means any shares of Cumulative Series A Preferred Stock of MYT Holdco, $0.001 par value per share.

“Sponsors” means, any of Ares Corporate Opportunities Fund III, L.P., Ares Corporate Opportunities Fund IV, L.P., the Canada Pension Plan Investment Board and any of their respective Affiliates and funds or partnerships managed or advised by any of them or any of their respective Affiliates, but not including any portfolio company of any of the foregoing.

“Termination Date” means the date on which the principal of and interest on the Notes, all fees and all other expenses or amounts payable under the Notes Documents have been paid in full (other than in respect of contingent indemnification and expense reimbursement claims not then due).

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Grantor any right to use any Trademark now or hereafter owned by any third party (including any such rights that such Grantor has the right to license).

“Trademarks” means all of the following which any Grantor now or hereafter owns or in which any Grantor now or hereafter has an interest (pursuant to a Trademark License or otherwise):

(1)                                 all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule II;

(2)                                 all goodwill associated therewith or symbolized thereby;

(3)                                 all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

(4)                                 all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Trust Account” means any accounts or trusts used solely to hold Trust Funds.

“Trust Funds” means cash, cash equivalents or other assets comprised of:

(1)                                 funds used for payroll and payroll taxes and other employee benefit payments to or for the benefit of such Grantor’s employees;

(2)                                 all taxes required to be collected, remitted or withheld (including Federal and state withholding taxes (including the employer’s share thereof)); and

(3)                                 any other funds which a Grantor holds in trust or as an escrow or fiduciary for another person which is not a Restricted Subsidiary.

“Trustee” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

ARTICLE II

GUARANTEE

SECTION 2.01.                         Guarantee.  Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, to the Trustee and the Collateral Agent for the benefit of the Secured Parties as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Secured Obligations (such guaranteed obligations of the Guarantors, the “Guaranteed Obligations”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any extension or renewal of any Guaranteed Obligations.  Each Guarantor waives presentment to, demand of payment from and protest to the Issuer or any other Note Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02.                         Guarantee of Payment.  Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Guaranteed Obligations or to any balance of any Deposit Account or credit on the books of the Collateral Agent or any other Secured Party in favor of any Note Party or any other person.

SECTION 2.03.                         No Limitations, Etc.

(1)                                 Except for termination of a Guarantor’s obligations hereunder as expressly provided for in Section 7.15 and except as provided in Section 2.07, the obligations of each Guarantor hereunder will not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and will not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise (other than defense of payment or performance).  Without limiting the generality of the foregoing, except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 7.15 the obligations of each Guarantor hereunder, to the fullest extent permitted by applicable law, will not be discharged or impaired or otherwise affected by, and each Guarantor hereby waives any defense to the enforcement hereof by reason of:

(a)                                 the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Notes Document or otherwise;

(b)                                 any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Notes Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(c)                                  the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Collateral Agent or any other Secured Party for the Guaranteed Obligations;

(d)                                 any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(e)                                  any illegality, lack of validity or enforceability of any Guaranteed Obligation;

(f)                                   any change in the corporate existence, structure or ownership of any Note Party, or any insolvency, bankruptcy or reorganization of any Note Party;

(g)                                  the existence of any claim, set-off or other rights that the Guarantors may have at any time against the Issuer, the Collateral Agent, any other Secured Party or any other person, whether in connection herewith, the other Notes Documents or any unrelated transactions; provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(h)                                 any action permitted or authorized hereunder; or

(i)                                     any other circumstance (including any statute of limitations) or any act or omission that may in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a defense to, or a legal or equitable discharge of, the Issuer or any Guarantor or any other guarantor or surety (other than the payment in full in cash or immediately available funds of the Guaranteed Obligations).

(2)                                 Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder.

(3)                                 To the fullest extent permitted by applicable law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 7.15 hereof, each Guarantor waives any defense based on or arising out of any defense of any other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Guarantor, other than the payment in full in cash or immediately available funds of all the Guaranteed Obligations.  The Collateral Agent and the other Secured Parties may exercise any right or remedy available to them against any other Guarantor pursuant to this Agreement or any other Guarantor pursuant to the other Notes Documents, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent that after giving effect thereto all Guaranteed Obligations have been terminated and paid in full (other than contingent indemnity or expense reimbursement obligations that are not yet due and payable and for which no claim has been made).  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Guarantor or any other Note Party, as the case may be, or any security.

SECTION 2.04.                         Reinstatement.  Each Guarantor agrees that its guarantee hereunder will continue to be effective or be reinstated if, at any time, payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of any Issuer or any other Note Party or otherwise.

SECTION 2.05.                         Agreement To Pay; Contribution; Subrogation.

(1)                                 In furtherance of the foregoing and not in limitation of any other right that the Trustee or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Guarantor or any Note Party to pay any Guaranteed Obligation when and as the same becomes due and payable, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Trustee for distribution to the applicable Secured Parties in cash the amount of such unpaid Guaranteed Obligation.

(2)                                 Subject to the foregoing clause (1), to the extent that any Guarantor, under this Agreement or the Indenture as a joint and several obligor, repays any of the Guaranteed Obligations owed by any Note Party under the Indenture (an “Accommodation Payment”), then the Guarantor making such Accommodation Payment will be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Guarantor’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Guarantors; provided that such rights of contribution and indemnification will be subordinated to the discharge of Guaranteed Obligations.  As of any date of determination, the “Allocable Amount” of each Guarantor will be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder and under the Indenture without:

(a)                                 rendering such Guarantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code of the United States, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”);

(b)                                 leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code of the United States, Section 4 of the UFTA, or Section 5 of the UFCA; or

(c)                                  leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code of the United States or Section 4 of the UFTA, or Section 5 of the UFCA.

Upon payment by any Guarantor of any sums to the Trustee as provided above, all rights of such Guarantor against the Issuer, any other Note Party or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise will in all respects be subject to Article VI.

SECTION 2.06.                         Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Issuer and each other Note Party, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Trustee, the Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07.                         Maximum Liability. Each Guarantor and, by its acceptance of this guarantee, the Trustee, the Collateral Agent and each other Secured Party hereby confirms that it is the intention of all such persons that this guarantee and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the U.S.

Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this guarantee and the Guaranteed Obligations of each Guarantor hereunder.  To effectuate the foregoing intention, the Secured Parties and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of the Guarantors under this guarantee at any time are limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this guarantee not constituting a fraudulent transfer or conveyance. Notwithstanding anything herein to the contrary, the Guaranteed Obligations of the Guarantors under this guarantee shall not exceed $200,000,000 (the “Guarantee Cap”).

SECTION 2.08.                         Luxembourg Provisions.  Notwithstanding any provision to the contrary in this Agreement, the payment obligation of any MYT Entities incorporated under the laws of Luxembourg (a “Luxembourg Obligor”) for the obligations of any other entity or company (a “Surety Obligation”) which is not its direct or indirect Subsidiary shall be limited at any time, with no double counting, to an aggregate amount not exceeding the higher of: (a) ninety-five (95) per cent of the Luxembourg Obligor’s own funds (capitaux propres) (as referred to in Schedule 1 of the Luxembourg Regulation dated 18 December 2015 regulating the form and content of balance sheets and profit and loss accounts (the “Regulation”) and implementing article 34 of the Luxembourg law dated 19 December 2002 concerning the trade and companies register and the accounting and annual accounts of undertakings, as amended (the “2002 Law”)) and subordinated debt (dette subordonnée), as at the date of this Guarantee and Collateral Agreement; and (b) ninety-five (95) per cent of the Luxembourg Obligor’s own funds (capitaux propres) (as referred to in Schedule 1 of the Regulation implementing among others article 34 of the 2002 Law) and subordinated debt (dette subordonnée), as at the date of any payment under this Guarantee and Collateral Agreement made with respect to a Surety Obligation. The above limitation shall not apply to any amounts borrowed under the Notes and made available, in any form whatsoever, to the Luxembourg Obligor or to any of its (current or future) direct or indirect Subsidiaries.  For the avoidance of doubt, any amounts received under the Notes and made available, in any form whatsoever, to the Luxembourg Obligor or to any of its (current or future) direct or indirect Subsidiaries shall form part of, and be covered by, the guarantee under this Article II.

ARTICLE III

PLEDGE OF SECURITIES

SECTION 3.01.                         Pledge.  As security for the payment or performance, as the case may be, in full of its Secured Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under:

(1)                                 the Equity Interests (a) directly owned by such Grantor as of the Issue Date and (b) obtained by such Grantor after the Issue Date and, in each case, the certificates representing all such Equity Interests, in each case, other than any Excluded Assets (the

Equity Interests described in the foregoing clauses (a) and (b), collectively, but excluding any Excluded Assets, the “Pledged Stock”);

(2)                                 the promissory notes and any instruments evidencing Indebtedness (a) owned by such Grantor as of the Issue Date and (b) issued to such Grantor after the Issue Date, other than any Excluded Assets (the instruments described in the foregoing clauses (a) and (b), collectively, but excluding any Excluded Assets, the “Pledged Debt Securities”);

in each case, including all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all Pledged Debt Securities (except to the extent constituting an Excluded Asset or otherwise excluded from the Collateral pursuant to this Agreement), but excluding (i) Indebtedness owed by another Grantor or Note Party, (ii) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuers and their respective Subsidiaries or the Grantors and their respective Subsidiaries or (iii) to the extent the pledge of such promissory note or instrument would violate any applicable law;

(3)                                 subject to Section 3.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in the foregoing clauses (1) and (2);

(4)                                 subject to Section 3.05 hereof, all rights and privileges of such Grantor with respect to the securities and other property referred to in the foregoing clauses (1), (2) and (3) above; and

(5)                                 all proceeds of any of the foregoing items referred to in clauses (1) through (4) above, but excluding any Excluded Assets (the items referred to in clauses (1) through (5) of this Section 3.01, collectively, the “Pledged Collateral”).

Notwithstanding anything to the contrary in this Agreement or any other Notes Document, none of the Pledged Stock, Pledged Debt Securities or Pledged Collateral will include nor will the security interests granted hereunder attach to any Excluded Asset.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth and in each case subject to the Indenture.

SECTION 3.02.                         Delivery of the Pledged Collateral.

(1)                                 Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities, in the case of promissory notes or other instruments, are required to be delivered pursuant to paragraph (2) of this Section 3.02.

(2)                                 Each Grantor will use its commercially reasonable efforts to cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5.0 million owed to such Grantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof; provided that the foregoing requirement will not apply to   intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuers and their respective Subsidiaries or the Grantors and their respective Subsidiaries.  To the extent any such promissory note is a demand note, each Grantor party thereto agrees, if requested by the Collateral Agent, to immediately demand payment thereunder upon an Event of Default unless such demand would not be commercially reasonable or would otherwise expose such Grantor to liability to the maker.

(3)                                 Upon delivery to the Collateral Agent, (a) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (1) and (2) of this Section 3.02 will be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer and (b) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement will be accompanied, to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral, by proper instruments of assignment duly executed by the applicable Grantor.  Each delivery of Pledged Securities will be accompanied by a schedule describing the securities, which schedule will be attached hereto as Schedule I (or a supplement to Schedule I, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto will not affect the validity of such pledge of such Pledged Securities.  Each schedule so delivered will supplement any prior schedules so delivered.

(4)                                 Notwithstanding anything to the contrary in this Agreement or any other Notes Document, no Grantor will be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Pledged Collateral of such Grantor.

SECTION 3.03.                         Representations, Warranties and Covenants.  Each Grantor represents and warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties that:

(1)                                 Schedule I correctly sets forth, as of the Issue Date, (a) the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and (b) all debt securities and promissory notes or instruments evidencing Indebtedness required to be pledged pursuant to the terms of the Indenture on the Issue Date;

(2)                                 the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a Person that is not a Subsidiary of a Grantor or an Affiliate of any such Subsidiary, to the best of each Grantor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (a) in the case of Pledged Stock, are fully paid and non-assessable (to the extent such concepts are applicable to such Pledged Stock and other than with respect to Pledged Stock consisting of membership interests of limited liability companies to the extent provided in Sections 18-502 and 18-607 of the Delaware Limited Liability Company Act) and (b) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a Person that is not a Subsidiary of a Grantor or an Affiliate of any such Subsidiary, to the best of each Grantor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(3)                                 except for the security interests granted hereunder, each Grantor:

(a)                                 is and, subject to any transfers made in compliance with the Indenture or this Agreement, as applicable, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantor;

(b)                                 holds the same free and clear of all Liens, other than Permitted Liens;

(c)                                  will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Indenture or this Agreement, as applicable, and other than Permitted Liens; and

(d)                                 subject to the rights of such Grantor under the Notes Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(4)                                 other than as set forth in the Indenture or this Agreement or the schedules thereto or hereto, and except for restrictions and limitations imposed by the Notes Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Indenture or this Agreement, as applicable, the Pledged Stock (other than Pledged Stock that is partnership interests) is and will continue to be freely transferable and assignable, and, except for limitations existing on the Issue Date in the articles or certificate of incorporation, bylaws or other organizational documents of any Subsidiary that is not a wholly owned Subsidiary, none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that would prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(5)                                 each Grantor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(6)                                 other than as set forth in any Notes Document or the perfection certificate delivered in connection with the issuance of the Notes or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect, other than such consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect);

(7)                                 as of the Issue Date, this Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described herein and proceeds thereof;

(8)                                 as of the Issue Date, none of the Equity Interests in limited liability companies or partnerships that are pledged by the Grantors hereunder constitute a security under Section 8-103 of the UCC or the corresponding code or statute of any other applicable jurisdiction; and

(9)                                 the Grantors shall not amend, or permit to be amended, the limited liability company agreement (or operating agreement or similar agreement) or partnership agreement of any subsidiary whose Equity Interests are, or are required to be, Collateral hereunder in a manner to cause such Equity Interests to constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction unless such Grantor shall have first delivered reasonable prior written notice to the Collateral Agent and shall have taken all actions contemplated hereby to maintain the security interest of the Collateral Agent therein as a valid, perfected, first priority security interest.

SECTION 3.04.                         Registration in Nominee Name; Denominations.  The Collateral Agent, on behalf of the Secured Parties, has the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent).  Each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor.  If an Event of Default shall have occurred and be continuing, the Collateral Agent will have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.05.                         Voting Rights; Dividends and Interest, Etc..

(1)                                 Unless and until an Event of Default has occurred and is continuing and the Collateral Agent has given at least one (1) Business Day’s prior written notice to the Issuer of the Collateral Agent’s intention to exercise its rights hereunder:

(a)                                 each Grantor will be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Notes Documents; provided that, except as permitted under the Indenture or this Agreement, as applicable, such rights and powers will not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Indenture or any other Notes Document or the ability of the Secured Parties to exercise the same;

(b)                                 the Collateral Agent will, at the cost and expense of the requesting Grantor, promptly execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (a) above; and

(c)                                  each Grantor will be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Notes Documents and applicable laws; provided that (i) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise and (ii) any noncash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, will be and become part of the Pledged Collateral, and, if received by any Grantor, will not be commingled by such Grantor with any of its other funds or property, but will be held separate and apart therefrom, will be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and will be forthwith delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed to the Collateral Agent).

(2)                                 Upon the occurrence and during the continuance of an Event of Default and after at least one (1) Business Day’s prior written notice by the Collateral Agent to the Issuer of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (1)(c) of this Section 3.05 will cease, and all such rights will thereupon become vested, for the benefit of the Secured Parties, in the Collateral Agent, which will have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, however, that even after the occurrence and during the continuance of an Event of Default and such one (1) Business Day’s prior written notice, any Grantor may continue to receive dividends and distributions solely to the extent permitted under subclause (b)(vi)(A), subclause (b)(vi)(C) and subclause (b)(vi)(E) of Section 3.4 of the Indenture.

(3)                                 All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.05 will not be commingled by such Grantor with any of its other funds or property, but will be held separate and apart therefrom, will be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and will be forthwith delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed to the Collateral Agent).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (3) will be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and will be applied in accordance with the provisions of Section 5.02 hereof.  After all such Events of Default have been cured or waived, the Collateral Agent will promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (1)(c) of this Section 3.05 and that remain in such account.

(4)                                 Upon the occurrence and during the continuance of an Event of Default and after the Collateral Agent shall have given at least one (1) Business Day’s prior written notice to the Issuer of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (1)(a) of this Section 3.05, and the obligations of the Collateral Agent under paragraph (1)(b) of this Section 3.05, will cease, and all such rights will thereupon become vested in the Collateral Agent, for the benefit of the Secured Parties, which will have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Collateral Agent will have the right from time to time following and during the continuance of an Event of Default and such one (1) Business Day’s prior written notice to permit the Grantors to exercise such rights.  After all such Events of Default have been cured or waived, each Grantor will have the right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (1)(a) above.

ARTICLE IV

SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

SECTION 4.01.                         Security Interest.

(1)                                 As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor and MYT Parent (solely with respect to the MYT Account) hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(a)                                 all Accounts;

(b)                                 all Chattel Paper;

(c)                                  all cash and Deposit Accounts;

(d)                                 all Documents;

(e)                                  all Equipment;

(f)                                   all General Intangibles;

(g)                                  all Instruments;

(h)                                 all Inventory;

(i)                                     all Investment Property;

(j)                                    all Letter of Credit Rights;

(k)                                 all Intellectual Property;

(l)                                     all Commercial Tort Claims, including those described on Schedule IV hereto;

(m)                             each of the following:

(i)                                     Securities Accounts;

(ii)                                  Investment Property credited to Securities Accounts or Deposit Accounts from time to time and all Security Entitlements in respect thereof;

(iii)                               all cash held in any Securities Account or Deposit Account; and

(iv)                              all other Money in the possession of the Collateral Agent;

(v)                                 all books and Records pertaining to the Article 9 Collateral; and

(vi)                              all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement or any other Notes Document, (i) the Article 9 Collateral will not include, this Agreement will not constitute a grant of a security interest in and the security interest granted hereunder will not attach to, any Excluded Asset and (ii) the Article 9 Collateral will not include, this Agreement will not constitute a grant of a security interest in and the security interest granted hereunder will not attach to, any asset of MYT Parent except the MYT Account.

(2)                                 Each Grantor hereby irrevocably agrees to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral (including all Article 9 Collateral consisting of Pledged Collateral) or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including:

(a)                                 whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor;

(b)                                 in the case of a financing statement filed as a fixture filing, a sufficient description of the property to which such Article 9 Collateral relates; and

(c)                                  a description of collateral that describes such property in any other manner as is necessary to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets”, whether now owned or hereafter acquired, or words of similar effect.

Each Grantor agrees to provide stamped copies of such filings to the Collateral Agent promptly following such filings.

(3)                                 The Grantor will also file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary for the purpose of perfecting, continuing, enforcing or protecting the Security Interest granted by each Grantor.

(4)                                 Notwithstanding anything to the contrary in this Agreement or any other Notes Document, no Grantor shall be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Grantor, except as provided in Section 7.16.

(5)                                 The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(6)                                 Notwithstanding anything to the contrary in any Notes Document, no Grantor will be required:

(a)                                 to take, or cause to be taken, any actions to perfect the Security Interest by any means other than (to the extent reasonably applicable):

(i)                                     filings pursuant to the Uniform Commercial Code in the office of the Secretary of State (or equivalent filing office) of the relevant State(s) of the respective jurisdictions of organization of each Grantor;

(ii)                                  filings in the United States Patent and Trademark Office and the United States Copyright Office of an Intellectual Property Security Agreement;

(iii)                               delivery of Collateral consisting of instruments, notes and debt securities in a principal amount in excess of $5.0 million; provided that such delivery shall not be required with respect to:

(A)                               instruments, notes and debt securities that are promptly deposited into an investment or securities account;

(B)                               checks received in the ordinary course of business;

(C)                               notes and debt securities issued in connection with the extension of trade creditor by a grantor of a security interest; and

(D)                               instruments, notes and debt securities issued by a Grantor;

(iv)                              delivery of Collateral consisting of certificated Equity Interests included in the Collateral;

(b)                                 entering into or causing to be entered into Control Agreements or similar agreements with respect to the MYT Account; or

(c)                                  except as set forth in Section 7.16, to take any actions outside the United States to create or perfect any security interests in any Collateral (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any foreign jurisdiction except as contemplated by Section 7.16).

SECTION 4.02.                         Representations and Warranties.  Each Grantor represents and warrants to the Collateral Agent and the Secured Parties that:

(1)                                 Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Indenture.

(2)                                 The Uniform Commercial Code financing statements containing a description of the Article 9 Collateral that have been prepared by the Grantor for filing in the office specified in Schedule III constitute all the filings, recordings and registrations (except as set forth in the following clause (3)) that are, as of the Issue Date, necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing.

(3)                                 Each Grantor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral existing on the Issue Date and consisting of Intellectual Property owned by such Grantor with respect to United States Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) was delivered on the Issue Date for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable.

(4)                                 The Security Interest constitutes (a) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations; (b) subject to the filings described in Section 4.02(2), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions; and (c) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of an Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.  The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.

(5)                                 The Article 9 Collateral is owned by the Grantors free and clear of any Lien, other than Permitted Liens.  None of the Grantors has filed or consented to the filing after the Issue Date of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral; (b) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office; or (c) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(6)                                 None of the Grantors holds any Commercial Tort Claim individually in excess of $5.0 million as of the Issue Date except as indicated on Schedule IV.

(7)                                 The names of the obligors, amounts owing, due dates and other information with respect to each Grantor’s Accounts and Chattel Paper that are Collateral are and will be correctly stated, at the time furnished, in all records of such Grantor relating thereto and in all invoices furnished to the Collateral Agent by such Grantor from time to time.

(8)                                 As to itself and its Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”), to each Grantor’s knowledge, as of the Issue Date:

(a)                                 The Intellectual Property Collateral set forth on Schedule II includes all of the material Patents, registered Trademarks and registered Copyrights owned by such Grantor as of the date hereof (including all such registered with the United States Patent and Trademark Office or United States Copyright Office);

(b)                                 The Intellectual Property Collateral owned by such Grantors has not been adjudged invalid or unenforceable in whole or part (except for office actions issued in the ordinary course by the United States Patent and Trademark Office or any similar office in any foreign jurisdiction), and is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect.  Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect;

(c)                                  Such Grantor has made or performed in the ordinary course of Grantor’s business, acts, including filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral owned by such Grantor in full force and effect in the United States, and such Grantor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright owned by such Grantor in the Intellectual Property Collateral, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(d)                                 With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Grantor has not received any notice of termination or cancellation under such IP Agreement; (B) such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) neither such Grantor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(e)                                  Except as would not reasonably be expected to have a Material Adverse Effect, no Grantor or Intellectual Property Collateral owned by such Grantor is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral owned by such Grantor or that would impair the validity or enforceability of such Intellectual Property Collateral owned by such Grantor.

SECTION 4.03.                         Covenants.

(1)                                 Each Grantor agrees to furnish to the Collateral Agent five Business Days prior written notice of any change in any MYT Guarantor Entity’s:

(a)                                 corporate or organization name;

(b)                                 organizational structure;

(c)                                  location (determined as provided in Uniform Commercial Code Section 9-307); or

(d)                                 organizational identification number (or equivalent) or, solely if required for perfecting a security interest in the applicable jurisdiction, Federal Taxpayer Identification Number.

The MYT Guarantor Entities will not effect or permit any such change unless all filings have been made, or will be made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest, for the benefit of the applicable Secured Parties, in all Collateral held by such MYT Guarantor Entity.

(2)                                 Subject to the rights of such Grantor under the Notes Documents to dispose of Collateral and except as would otherwise be permitted by the Indenture or this Agreement, as applicable, each Grantor will, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(3)                                 Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as may from time to time be reasonably necessary to preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

(4)                                 If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $5.0 million is or becomes evidenced by any promissory note or other instrument, such note or instrument will be promptly pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed to the Collateral Agent.

(5)                                 After the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent will have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification.  The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(6)                                 After the occurrence of an Event of Default and during the continuance thereof, none of the Grantors will, without the Collateral Agent’s prior written consent, acting at the direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, in each case, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted under the Indenture or this Agreement, as applicable.

(7)                                 At its option after the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(7) will excuse any Grantor from the performance of, or impose any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Notes Documents.

(8)                                 Each Grantor (rather than the Collateral Agent or any Secured Party) will remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral.

(9)                                 Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent for such purpose) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.

(10)                          In the event that any Grantor at any time or times fails to obtain or maintain any of the policies of insurance required hereby or under the Indenture or to pay any premium in whole or part relating thereto, the Collateral Agent may, after the occurrence and during the continuation of an Event of Default, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable.  All sums disbursed by the Collateral Agent in connection with this Section 4.03(10), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

(11)                          If MYT Parent or MYT Holdco receives any distributions on account of the equity of MYT Holdco or proceeds from a MYT Secondary Sale, MYT Parent or MYT Holdco shall promptly pay or distribute such proceeds, until the earliest to occur of (i) a MYT Deposit Event, (ii) the provision of MYT Alternate Security or (iii) the satisfaction and discharge in full of the Second Lien Notes Obligations, into the MYT Account, up to an amount equal to $200.0 million (and, as a condition to the consummation of any MYT Secondary Sale, the applicable equityholder(s) shall cause the purchaser(s) to fund such proceeds directly or indirectly to MYT Holdco for deposit into the MYT Account); provided, that, upon the earlier to occur of (i) the satisfaction and discharge in full of the Second Lien Notes Obligations and (ii) provision of MYT Alternate Security, any amounts in the MYT Account shall be released to MYT Parent or MYT Holdco and the MYT Account shall cease to be Collateral hereunder.

(12)                          Not later than 45 days after the Issue Date, MYT Parent shall open the MYT Account and enter into a Control Agreement with respect to the MYT Account.  No funds or other amounts shall be deposited into the MYT Account at any time except as explicitly provided herein.  No MYT Secondary Sale or other transaction or event that would result in a requirement to deposit funds into the MYT Account may occur until a Control Agreement is entered into with respect to the MYT Account.

(13)                          Unless MYT Alternate Security has been provided or a MYT Deposit Event has occurred, no sale, disposition, monetization or other transfer (whether directly, indirectly or synthetically, including through derivative transactions or by means of a transaction involving MYT Parent or any other entity that directly or indirectly owns equity interests in MYT Holdco) of equity interests in MYT Holdco shall be made by MYT Parent or MYT Holdco for any consideration other than cash or Cash Equivalents

(14)                          Each MYT Guarantor Entity that is not organized or existing under the laws of the United States of America, any state thereof or the District of Columbia shall comply with Section 3.14 of the Indenture as if each reference therein to a Foreign Guarantor were a reference to such MYT Guarantor Entity and each reference therein to a Guarantee were a reference to a Limited Guarantee.

(15)                          No MYT Guarantor Entity shall take or knowingly or negligently omit to take, any action which action or omission might reasonably or would (in the good faith determination of the Issuer), have the result of materially impairing the value of the security interests taken as a whole (including the lien priority with respect thereto) with respect to the Collateral for the benefit of the Collateral Agent and the Secured Parties (including materially impairing the lien priority of the Notes with respect thereto) (it being understood that any release described under Section 7.15 and the incurrence of Liens permitted under Section 4.06(6) shall not be deemed to so materially impair the security interests with respect to the Collateral).

(16)                          Each MYT Guarantor shall comply with Section 3.16 of the Indenture as if such MYT Guarantor were a Subsidiary Guarantor.

SECTION 4.04.                         Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the benefit of the Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(1)                                 Instruments and Tangible Chattel Paper.  If any Grantor at any time holds or acquires any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $5.0 million, such Grantor will forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank.

(2)                                 Investment Property.

(a)                                 Except to the extent otherwise provided in Article III, if any Grantor at any time holds or acquires any Certificated Security constituting Pledged Collateral or Article 9 Collateral, such Grantor will forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank.  If any security of a domestic issuer now owned or hereafter acquired by any Grantor is uncertificated and is issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent of such uncertificated securities and upon the occurrence and during the continuance of an Event of Default, such Grantor shall pursuant to an agreement, either (a) cause the issuer to agree to comply with instructions from the Collateral Agent as to such security, without further consent of any Grantor or such nominee or (b) cause the issuer to register the Collateral Agent as the registered owner of such security.

(b)                                 Within 5 Business Days of the Closing Date, the Grantors, with respect to each promissory note evidencing a Pledged Debt Security described on Schedule I to this Agreement, shall deliver to the Collateral Agent such promissory note, together with a note power endorsed in blank.

(c)                                  Within 5 Business Days of the MYT Reorganization, the Grantors shall deliver a restated version of each promissory note described in Section 4.04(2)(b) above that correctly identifies each obligor and obligee with respect thereto, together with a note power endorsed in blank.

(3)                                 Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim with an asserted or nominal value in excess of $5.0 million, such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement.

SECTION 4.05.                         Covenants Regarding Patent, Trademark and Copyright Collateral.  Except as permitted by the Indenture or this Agreement, as applicable:

(1)                                 Each Grantor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to contractually prohibit its licensees from doing any act or omitting to do any act) whereby any material Patent owned by such Grantor that is necessary to the normal conduct of such Grantor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it will take commercially reasonable steps with respect to any material products covered by any such Patent as necessary to establish and preserve its rights under applicable patent laws.

(2)                                 Each Grantor will, and will use its commercially reasonable efforts to contractually require its licensees and its sublicensees to, for each material Trademark owned by such Grantor and  necessary to the normal conduct of such Grantor’s business:

(a)                                 maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use;

(b)                                 maintain the quality of products and services offered under such Trademark;

(c)                                  display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law; and

(d)                                 not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(3)                                 Each Grantor will, and will use its commercially reasonable efforts to cause its licensees and its sublicensees to, for each work covered by a material Copyright owned by such Grantor and necessary to the normal conduct of such Grantor’s business and that it publishes, displays and distributes, use a copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.

(4)                                 Each Grantor shall notify the Collateral Agent promptly if it knows that any material Patent, Trademark or Copyright owned by such Grantor and necessary to the normal conduct of such Grantor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, regarding such Grantor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(5)                                 Each Grantor, either itself or through any agent, employee, licensee or designee, will execute and deliver any and all agreements, instruments, documents and papers (and substantially equivalent agreements, documents and papers as are executed and delivered with respect to any Credit Agreement) reasonably necessary to evidence the Collateral Agent’s security interest in each Patent, Trademark, or Copyright listed in a list of new Patents, Trademarks or Copyrights which shall be furnished to the Collateral Agent at the same time as the annual financial statements provided pursuant to Section 3.2(a) of the Indenture.

(6)                                 Each Grantor will exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United

States Copyright Office with respect to maintaining and pursuing each application owned by such Grantor relating to any material Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) necessary to the normal conduct of such Grantor’s business and to maintain (a) each such Patent and (b) the registrations of each such Trademark and each such Copyright, including, when applicable and necessary in such Grantor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Grantor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(7)                                 In the event that any Grantor knows or has reason to know that any Article 9 Collateral consisting of a material Patent, Trademark or Copyright necessary to the normal conduct of its business has been materially infringed, misappropriated or diluted by a third party, such Grantor will promptly notify the Collateral Agent and will, if such Grantor deems it necessary in its reasonable business judgment, promptly take actions as are reasonably appropriate under the circumstances.

SECTION 4.06.                         Restrictive Covenants.  Until the earliest to occur of (i) a MYT Deposit Event, (ii) the provision of MYT Alternate Security or (iii) the Termination Date:

(1)                                 Limitation on Restricted Payments.  MYT Holdco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise):

(a)                                 declare or pay any dividend or make any payment or distribution on account of the MYT Guarantor Entities’ or any of their Subsidiaries’ Equity Interests (other than a dividend or other payment or distribution payable to the MYT Guarantor Entities or their Subsidiaries); including any payment made in connection with any merger, consolidation, liquidation or dissolution involving any of the MYT Guarantor Entities (other than dividends or distributions by MYT Holdco payable solely in common Equity Interests of MYT Holdco); or purchase, redeem, defease or otherwise acquire or retire for value any of the MYT Guarantor Entities’ or any of their Subsidiaries’ equity interests including any purchase, redemption, defeasance or acquisition for value made, in connection with any merger, consolidation, liquidation or dissolution involving any of the MYT Guarantor Entities or their Subsidiaries.

Nothing contained in this Section 4.06(1) shall prohibit (x) the Affiliate Transactions permitted under Section 4.06(7) and (y) the MYT Reorganization permitted under Section 4.06(4).

(2)                                 Limitation on Incurrence of Indebtedness.  MYT Holdco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise), Incur any Indebtedness (including Acquired Indebtedness) for borrowed money or any guarantee or other credit support for Indebtedness for borrowed money; provided, however, that the foregoing limitation will not apply to the following:

(a)                                 the Incurrence by MYT Operating Entities of revolving (not term) indebtedness under the existing revolving credit facility of one or more of the MYT Operating Entities (as amended or refinanced from time to time, collectively, the “MYT RCF”) and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), which shall be provided by one or more commercial banks to finance ordinary course working capital needs or capital expenditures and the Permitted Investments described in Section 4.06(8)(a), provided the aggregate principal amount of the Indebtedness under the MYT RCF shall not exceed the greater of (x) 40.0 million Euros and (y) the MYT RCF Revenue Cap; and further provided that, the MYT Operating Entities may from time to time borrow under the MYT RCF to fund purchases of inventory pursuant to a Projected Purchase Order up to an amount so that the amount of the Indebtedness outstanding under the MYT RCF at any time does not exceed the Projected RCF Amount under the MYT RCF, notwithstanding that such borrowings would cause the amount outstanding under the MYT RCF to exceed the MYT RCF Revenue Cap, so long as (1) the MYT RCF permits such borrowings and (2) the Projected RCF Amount at the time of such Projected Purchase Order exceeded 40.0 million Euros; and

(b)                                 intercompany Indebtedness of MYT Holdco and its Subsidiaries existing on the Issue Date; provided that to the extent any such Indebtedness is owed by an MYT Guarantor Entity to another Person that is not an MYT Guarantor Entity, such Indebtedness shall be unsecured and shall be subordinated in right of payment to the guarantee by such MYT Guarantor Entity of the Secured Obligations set forth in Section 2.01; and

(c)                                  Indebtedness with respect to mortgage financings and purchase money Indebtedness to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets and Indebtedness arising from the conversion of the obligations of the MYT Operating Entities and their Subsidiaries under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the MYT Operating Entities and their Subsidiaries, not to exceed $2.0 million; provided that such Indebtedness is incurred within 270 days after the purchase, lease, construction, installation, repair or improvement of the property that is the subject of such Indebtedness.

(3)                                 Limitation on Issuances of Equity Interests.  MYT Holdco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise), to (a)   authorize, issue or increase the authorized amount of equity of any member of the MYT Group other than MYT Holdco (other than issuances of such equity to members of the MYT Group) or (b) amend or reclassify any equity of MYT Holdco into any of the foregoing equity described in clause (a).

(4)                                 Limitation on Reorganizations. MYT Holdco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise), take any action, including forming a Subsidiary, recapitalization or reorganization, that results in any Person existing between MYT Holdco and NMG Germany GmbH (other than entities that are wholly owned Subsidiaries of MYT Holdco). Notwithstanding the foregoing, MYT Holdco shall be permitted to reorganize the ownership structure of MYT Holdco and its Subsidiaries to eliminate Mariposa Luxembourg I S.à r.l. and Mariposa Luxembourg II S.à r.l. on or prior to September 30, 2019 (the “MYT Reorganization”); provided that all equity pledges and guarantees by the MYT Guarantor Entities shall remain or be assumed by operation of law or otherwise in connection with such restructuring and without the creation of any additional tax liabilities at the time of the restructuring to the Holders.

(5)                                 Limitation on Liquidations.  MYT Holdco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise), liquidate, dissolve or wind-up, or voluntarily petition for bankruptcy or fail to defend involuntary acts of bankruptcy, subject (in the case of any entities organized under the laws of Germany) to duties under applicable German law.  Notwithstanding the foregoing, MYT Holdco and its Subsidiaries shall be permitted to directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise), liquidate, dissolve or wind-up, or voluntarily petition for bankruptcy or fail to defend involuntary acts of bankruptcy Mariposa Luxembourg I S.à r.l. and Mariposa Luxembourg II S.à r.l. in connection with the MYT Reorganization.

(6)                                 Limitation on Liens.  MYT Holdco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise) create, Incur or suffer to exist any Lien on any asset or property of any of the MYT Guarantor Entities or any of their Subsidiaries to secure Indebtedness for borrowed money or on any guarantee thereof, except:

(a)                                 Liens on the assets of the borrowers and guarantors under the MYT RCF, securing their obligations under the MYT RCF;

(b)                                 Liens existing or Incurred on the Issue Date and any refinancing or replacements thereof; provided that such refinancings or replacements of such original Liens shall not extend to any assets other than the assets subject to the original Lien (and proceeds and products thereof and improvements thereon);

(c)                                  Liens on vehicles, equipment or personal property of the MYT Operating Entities and their Subsidiaries granted in the ordinary course of business;

(d)                                 Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; and

(e)                                  Liens on the collateral securing Indebtedness permitted to be incurred as secured Indebtedness pursuant to Section 4.06(2).

(7)                                 Limitation on Transactions with Affiliates.  MYT Holdco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise) make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan (including intercompany loans), advance or guarantee with, or for the benefit of, Neiman Marcus Group, Inc. or any Affiliates of Neiman Marcus Group, Inc., or any other Affiliates of MYT Holdco (other than the members of the MYT Group) and the MYT Group (each of the foregoing, an “Affiliate Transaction”), except for any reasonable, customary and arm’s length payments to or arrangements relating to the allocation of shared expenses (if any) between MYT Holdco, the MYT Group and Neiman Marcus Group, Inc. and their respective Affiliates (other than the members of the MYT Group).

(8)                                 Limitation on Investments.  MYT Holdco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise) make any Investment in any Person after the Issue Date, other than (collectively, “Permitted Investments”):

(a)                                 Investments made using common equity or the cash proceeds (net of offering expenses, discounts and commissions) of common equity of MYT Holdco (it being understood that an amount of cash proceeds of such common equity may be used to temporarily reduce the outstanding amount under the MYT RCF, and such amount may be borrowed under the MYT RCF to fund such Investments);

(b)                                 Investments in members of MYT Group and its wholly-owned Subsidiaries;

(c)                                  Investments by the MYT Operating Entities and their Subsidiaries in accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received by the MYT Operating Entities and their Subsidiaries in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(d)                                 intercompany loans among the Subsidiaries of MYT Holdco;

(e)                                  guarantees of operating leases or of other obligations that do not constitute Indebtedness, in each case, entered into by the MYT Operating Entities and their Subsidiaries in the ordinary course of business;

(f)                                   purchases or acquisitions by the MYT Operating Entities and their Subsidiaries of inventory, supplies, materials and equipment or purchases or acquisitions of contract rights or intellectual property in each case in the ordinary course of business;

(g)                                  Investments arising out of the receipt of non-cash consideration in connection with any Qualified MYT Asset Sales;

(h)                                 non-cash Investments made in order to complete the MYT Reorganization; and

(i)                                     Investments not to exceed $10.0 million after the Issue Date.

MYT Holdco shall not, and shall not permit any member of the MYT Group to, directly or indirectly, use any Permitted Investments (or proceeds thereof) (i) to provide assets to an entity that Incurs Indebtedness or issues Equity Interests, which Indebtedness, Equity Interests or proceeds thereof (as the case may be) are used to refinance any Indebtedness of MYT Holdco or any member of the MYT Group or (ii) to make the payments restricted by Section 4.06(1).

(9)                                 Limitation on Business Activities.  MYT Holdco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise) engage in any business or business activity other than that currently conducted by the MYT Group and any similar, corollary, related, ancillary, incidental or complementary business or business activities or a reasonable extension, development or expansion thereof or ancillary thereto. Notwithstanding the foregoing, the MYT Group will not acquire any securities or other interests in the Neiman Marcus Group, Inc. or its Affiliates (other than members of the MYT Group).

(10)                          Non-Circumvention.  MYT Holdco shall not by any voluntary action directly or indirectly through any subsidiary, including amending its governing documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid the observance or performance of any of covenants set forth under this Section 4.06.  The business of the MYT Group shall be conducted, directly or indirectly, through MYT Holdco.

(11)                          Assumption of Obligations.  In the event of any sale, conveyance, exchange or transfer of all or substantially all of MYT Holdco’s property or assets or the consolidation, merger or amalgamation of MYT Holdco with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into MYT Holdco, the successor or acquiring Person (if other than MYT Holdco) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Agreement to be performed and observed by MYT Holdco and all of the obligations and liabilities under this Agreement, mutatis mutandis.

(12)                          Information Rights.

(a)                                 MYT Holdco shall deliver to the Trustee:

(i)                                     by the earlier of (A) ninety (90) days after the end of each fiscal year of NM Group (or such longer period as may be provided by the SEC if NM Group were then subject to SEC reporting requirements as a non-accelerated filer) and (B) the date NM Group discloses to holders of its secured notes earnings information with respect to the corresponding fiscal year, the audited annual financial statements of the MYT Operating Entities for the most recently ended fiscal year of the MYT Operating Entities (which currently ends prior to the corresponding fiscal year of NM Group), prepared in accordance with German GAAP, together with a qualitative or quantitative explanation of the material applicable differences between German GAAP and GAAP;

(ii)                                  by the earlier of (A) forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of NM Group (or such longer period as may be provided by the SEC if NM Group were then subject to SEC reporting requirements as a non-accelerated filer) and (B) the date NM Group discloses to holders of its secured notes earnings information with respect to the corresponding fiscal quarter, unaudited quarterly financial statements of the MYT Operating Entities for the fiscal quarter most recently ended of the MYT Operating Entities (which currently ends prior to the corresponding fiscal quarter of NM Group) and, commencing with the MYT Operating Entities’ “fiscal quarter ending in March 2020, the corresponding fiscal quarter of the prior fiscal year, prepared in accordance with German GAAP, together with a qualitative or quantitative explanation of the material applicable differences between German GAAP and GAAP;

(iii)                               with each set of consolidated financial statements referred to in clauses (i) and (ii) of this Section 4.06(12)(a) above, a narrative discussion of the key financial information of the MYT Operating Entities consistent with those customarily provided with earnings press releases; and

(iv)                              within the time period specified for filing current reports on Form 8-K by the SEC as if such items were reportable on a Form 8-K, notice of any (a) issuances of equity interests (including any debt security that is convertible into, or exchangeable for, capital stock of MYT Holdco) by MYT Holdco that are junior to the Series A Preferred Stock, (b) issuances of Indebtedness other than in the ordinary course of business pursuant to the exceptions set forth in Section 4.06(2) above and (c) Permitted Investments.

(b)                                 Notwithstanding the foregoing, the obligations in this Section 4.06(12) may be satisfied with respect to financial information of the MYT Operating Entities by furnishing the applicable financial statements of MYT Holdco or any Subsidiary thereof that is the direct or indirect parent of NMG Germany GmbH; provided that such information is accompanied by consolidating information that explains in reasonable detail the material differences between the information relating to such parent, on the one hand, and the information relating to the MYT Operating Entities on a stand-alone basis, on the other hand; and provided further that such direct or indirect parent of NMG Germany GmbH shall not conduct, transact or otherwise engage in any business or operations other than relating to its direct or indirect ownership of all of the Equity Interests in, and management of, NMG Germany GmbH.

(c)                                  MYT Holdco shall promptly furnish any information reasonably requested by Holders or beneficial holders of at least 5% of the  outstanding Notes to confirm that MYT Holdco and its subsidiaries are in compliance with the covenants set forth under this Section 4.06.

(d)                                 Documents required to be delivered pursuant to this Section 4.06(12) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date  on which (i) (x) such documents become available on the SEC’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) website or (y) NMG Germany GmbH (or any direct or indirect parent of NMG Germany GmbH) posts such documents, or provides a link thereto on its website; or (ii) such documents are posted on NMG Germany GmbH’s behalf on IntraLinks/IntraAgency or another similar non-public, password protected datasite.

(e)                                  Any Person seeking access to such datasite will be required to represent to and agree with the MYT Operating Entities and any such parent (and by accepting such financial information, such Person will be deemed to have so represented and agreed with the MYT Operating Entities and such parent) to the good faith satisfaction of the MYT Operating Entities or such parent that:

(i)                                     it is a holder of a Note or a bona fide prospective investor in the Notes;

(ii)                                  if it is a prospective purchaser of the Notes, it is (a) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (b) a “non U.S. Person” (as defined in Regulation S under the Securities Act) or (c) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act;

(iii)                               it will not use the information in violation of applicable securities laws or regulations;

(iv)                              it will not communicate the information to any Person and will keep the information confidential;

(v)                                 it will use such information only in connection with evaluating, monitoring or disposing of an investment in the Notes; and

(vi)                              it will not use such information in any manner intended to compete with the business of the MYT Operating Entities.

ARTICLE V

REMEDIES

SECTION 5.01.                         Remedies Upon Default.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right, subject to applicable law, to take any of or all the following actions at the same or different times:  (1) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a non-exclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Grantor hereby agrees to use) and (2) to take possession of the Article 9 Collateral and without liability for trespass to the applicable Grantor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of, removing or selling the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing rights and remedies, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law (including the Uniform Commercial Code), to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to Persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof.  Upon consummation of any such sale of Collateral pursuant to this Section 5.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors ten Business Days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  The Collateral, or the portion thereof, to be sold at any such sale may be sold in one lot as an entirety or in separate parcels in the Collateral Agent’s own right or by one or more agents and contractors, upon any premises owned, leased, or occupied by any Grantor and the Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory to be sold with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor), all as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Without limiting any other rights of the Collateral Agent granted pursuant to this Agreement, each Grantor hereby grants to the Collateral Agent, and the representatives and independent contractors of the Collateral Agent, a royalty free, non-exclusive, irrevocable license (such license to be effective upon the occurrence and during the continuance of any Event of Default), to use, apply, and affix any Trademark, trade name, logo, or the like in which any Grantor now or hereafter has rights, solely in connection with the Collateral Agent’s enforcement of rights or remedies hereunder, including in connection with any sale or other disposition of Inventory.  As to each Grantor, the license granted hereby shall remain in full force and effect until such Grantor hereunder is released hereunder in accordance with Section 7.15 of this Agreement.

SECTION 5.02.                         Application of Proceeds.

(1)                                 The Collateral Agent will promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, in the following order of priority:

(a)                                 first, to all amounts owing to the Collateral Agent or the Trustee pursuant to any of the Notes Documents in its capacity as such in respect of (i) the preservation of Collateral or its security interest in the Collateral or (ii) with respect to enforcing the rights of the Secured Parties under the Notes Documents;

(b)                                 second, to the extent proceeds remain after the application pursuant to preceding clause (a), to all other amounts owing to the Trustee, the Collateral Agent or any other Agent pursuant to any of the Notes Documents in its capacity as such;

(c)                                  third, to the extent proceeds remain after the application pursuant to preceding clauses (a) through (b), to an amount equal to the Guaranteed Obligations constituting Secured Obligations with each Secured Party receiving an amount equal to its outstanding Secured Obligations or, if the proceeds are insufficient to pay in full all such Secured Obligations, its pro rata share of the amount remaining to be distributed; and

(d)                                 fourth, to the extent proceeds remain after the application pursuant to preceding clauses (a) through (c), inclusive, and following the payment in full of the Secured Obligations, to the relevant Grantor, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

(2)                                 If any payment to any Secured Party pursuant to this Section 5.02 of its pro rata share of any distribution would result in overpayment to such Secured Party, such excess amount shall instead be distributed in respect of the unpaid Secured Obligations of the other Secured Parties, with each Secured Party whose Secured Obligations have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Secured Obligations of such Secured Party and the denominator of which is the unpaid Secured Obligations of all Secured Parties entitled to such distribution.

(3)                                 All payments required to be made hereunder shall be made to the Trustee for the account of such Secured Parties or as the Trustee may otherwise direct in accordance with the Notes Documents.

(4)                                 The Notes Obligations with respect to the Limited Guarantees shall be marshaled against (i) first, the MYT Account or the assets subject to the MYT Alternate Security (if any), (ii) second, the other Collateral and (iii) third, the other assets of the MYT Guarantor Entities.

(5)                                 Subject to the other limitations (if any) set forth herein and in the other Notes Documents, it is understood that the Note Parties will remain liable (as and to the extent set forth in herein except to the extent that any of the foregoing are found by a final and non-

appealable decision of a court of competent jurisdiction to have resulted from the Collateral Agent’s gross negligence or willful misconduct) to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations of the Note Parties.

(6)                                 It is understood and agreed by each Note Party that the Collateral Agent will have no liability for any determinations made by it in this Section 5.02 except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the Collateral Agent’s own gross negligence, bad faith or willful misconduct.  Each Note Party also agrees that the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof, and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

SECTION 5.03.                         Securities Act, Etc.  In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, may (1) proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (2) approach and negotiate with a single potential purchaser to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent will incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

INDEMNITY, SUBROGATION AND SUBORDINATION

SECTION 6.01.                         Contribution and Subrogation.  Subject to Sections 2.07, 2.08 and 6.02, each Guarantor (a “Contributing Guarantor”) agrees that, in the event a payment shall be made by any other Guarantor hereunder (the “Claiming Guarantor”), the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net assets (as determined in accordance with GAAP) of such Contributing Guarantor at the time of such payment and the denominator will be the aggregate net assets (as determined in accordance with GAAP) of all the Guarantors at such time (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16 hereof, the date of the supplement hereto executed and delivered by such Guarantor).

SECTION 6.02.                         Subordination.

(1)                                 Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Section 6.01 hereof and all other rights of indemnity, contribution or subrogation of the Guarantors under applicable law or otherwise will be fully subordinated to the payment in full in cash or immediately available funds of the Secured Obligations until such time as this Agreement has been terminated in accordance with Section 7.15(1).  No failure on the part of the Issuer or any Guarantor to make the payments required by Section 6.01 (or any other payments required under applicable law or otherwise) will in any respect limit the obligations and liabilities of the Issuer with respect to the Secured Obligations or any Guarantor with respect to its obligations hereunder, and the Issuer shall remain liable for the full amount of the Secured Obligations and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(2)                                 The Guarantors hereby agree that all Indebtedness and other monetary obligations owed by it to any other Guarantor or any Subsidiary will be fully subordinated to the payment in full in cash or immediately available funds of the Secured Obligations.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01.                         Notices.  All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 13.1 of the Indenture.  All communications and notices hereunder to any Grantor will be given to it in care of the Issuer, with such notice to be given as provided in Section 13.1 of the Indenture.

SECTION 7.02.                         Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Grantor hereunder will be absolute and unconditional irrespective of:

(1)                                 any lack of validity or enforceability of the Indenture, any other Notes Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing;

(2)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Notes Document or any other agreement or instrument;

(3)                                 any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations; or

(4)                                 subject only to termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 7.15 hereof any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement (other than a defense of payment or performance).

SECTION 7.03.                         Limitation By Law.  All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

SECTION 7.04.                         Binding Effect; Several Agreement.  This Agreement will become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party is delivered to the Collateral Agent and a counterpart hereof is executed on behalf of the Collateral Agent, and thereafter will be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and will inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement, the Indenture.  This Agreement will be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 7.05.                         Successors and Assigns.  Section 7.05 of the Second Lien Notes Collateral Agreement, dated as of the date hereof, among the grantors party thereto, the Collateral Agent and the Trustee shall apply to this Agreement mutatis mutandis, and any removal, resignation or replacement of the Collateral Agent thereunder shall be effective hereunder.  Notwithstanding any provision of this Agreement to the contrary, all and every obligations of a Luxembourg Obligor under this Agreement shall automatically and without the need for any further formality or authorization pass and be transferred to all and every successors and assignees into which such Luxembourg Obligor would be merged or otherwise dissolved.

For the avoidance of doubt, upon the occurrence of the MYT Reorganization, all covenants, promises and agreements by or on behalf of any Grantor that is not a surviving entity in the MYT Reorganization that are contained in this Agreement shall bind and inure to the benefit of the surviving entities of the MYT Reorganization).

SECTION 7.06.                         Collateral Agent’s Fees and Expenses; Indemnification.   The parties hereto agree that the Collateral Agent will be entitled to reimbursement of its expenses incurred hereunder as provided in Section 7.6 of the Indenture and the provisions of Section 7.6 of the Indenture shall be incorporated by reference herein and apply to each Grantor mutatis mutandis.

SECTION 7.07.                         Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  The Collateral Agent will have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, to:

(1)                                 receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof;

(2)                                 demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral;

(3)                                 ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral;

(4)                                 sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral;

(5)                                 send verifications of Accounts to any Account Debtor;

(6)                                 commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral;

(7)                                 settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral;

(8)                                 notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and

(9)                                 use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes;

provided that nothing herein contained will be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Parties will be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7.08.                         APPLICABLE LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

SECTION 7.09.                         Waivers; Amendment.

(1)                                 No failure or delay by the Collateral Agent or any Holder in exercising any right, power or remedy hereunder or under any other Notes Document will operate as a waiver thereof, nor will any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies of the Collateral Agent and the Holders hereunder and under the other Notes Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom will in any event be effective unless the same is permitted by paragraph (2) of this Section 7.09, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given.

(2)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Article IX of the Indenture.

SECTION 7.10.                         WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2)

ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11.                         Severability.  In the event any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein will not in any way be affected or impaired thereby.

SECTION 7.12.                         Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original but all of which when taken together will constitute but one contract, and will become effective as provided in Section 7.04 hereof.  Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission will be as effective as delivery of a manually signed original.

SECTION 7.13.                         Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14.                         Jurisdiction; Consent to Service of Process.

(1)                                 Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement will affect any right that the Trustee, the Collateral Agent or any Holder may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor, or its properties, in the courts of any jurisdiction.

(2)                                 Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 7.15.                         Termination or Release.

(1)                                 This Agreement, the guarantees made herein, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate upon the occurrence of the Termination Date.

(2)                                 A Grantor that is a Subsidiary shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Grantor shall be automatically released upon the consummation of any transaction permitted by the Indenture or this Agreement, as applicable, as a result of which such Grantor ceases to be a Guarantor.

(3)                                 Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Indenture or this Agreement, as applicable, to any person that is not a Grantor, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Article IX of the Indenture, the security interest in such Collateral shall be automatically released.

(4)                                 The guarantees granted herein and the security interests in the Collateral granted herein (except with respect to the MYT Account, in the case of subclause (ii) of this clause (4)) shall be automatically released upon the earlier to occur of (i) the provision of MYT Alternate Security or (ii) the occurrence of a MYT Deposit Event.  For the avoidance of doubt, upon the occurrence of the MYT Reorganization, all covenants, promises and agreements by or on behalf of any Grantor that is not a surviving entity in the MYT Reorganization that are contained in this Agreement shall bind and inure to the benefit of the surviving entities of the MYT Reorganization).  For the avoidance of doubt, upon the earlier to occur of (i) the provision of MYT Alternate Security or (ii) the occurrence of a MYT Deposit Event, the Equity Interests of NMG German GmbH shall be automatically released.

(5)                                 Notwithstanding anything to the contrary contained herein or in any other Notes Document, this Agreement, the guarantees made herein, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate upon the receipt of the Collateral Agent and/or Trustee of proceeds or other payments pursuant to the terms of this Agreement in an aggregate amount equal to the Guarantee Cap.

(6)                                 In connection with any termination or release pursuant to paragraph (1) through (5) of this Section 7.15, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor reasonably requests to evidence such termination or release (including UCC termination statements) and will duly assign and transfer to such Grantor such of the Pledged Collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement; provided that the Collateral Agent will not be required to take any action under this Section 7.15(6) unless such Grantor shall have delivered to the Collateral Agent together with such request, which may be incorporated into such request: (a) a reasonably detailed description of the Collateral, which in any event is sufficient to effect the appropriate termination or release without affecting any other Collateral and (b) a certificate of an Officer of the Issuer certifying that the transaction giving rise to such termination or release is permitted by the Indenture or this Agreement, as applicable, and was or is consummated in compliance with the Notes Documents.  Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Collateral Agent.

SECTION 7.16.                         Additional Subsidiaries.  The MYT Guarantor Entities shall not create or acquire any new direct or indirect Subsidiary unless (i) such new Subsidiary is a direct or indirect Subsidiary of NMG Germany GmbH or (ii) such new Subsidiary provides a Limited Guarantee and pledges its assets pursuant thereto and becomes a MYT Guarantor Entity by executing a joinder hereto in the form of Exhibit I within 20 Business Days days of (x) the date of its acquisition or formation for entities formed after the Issue Date and (y) the Issue Date with respect to New MYT Dutch HoldCo. The MYT Guarantor Entities shall not (i) dissolve or liquidate, (ii) merge with consolidate with another Person or (iii) transfer all or substantially all of their assets to another Person, provided that, on or before September 30, 2019, the MYT Reorganization shall be permitted; provided that all equity pledges and guarantees by the MYT Guarantor Entities shall remain or be assumed by operation of law or otherwise in connection with such restructuring and without the creation of any additional tax liabilities at the time of the restructuring to the holders of the MYT Holdco Preferred Stock or to the holders of Notes and Third Lien Notes.  If (x) any Person that is required to become a MYT Guarantor Entity pursuant to the immediately preceding sentence is not organized or existing under the laws of the United States of America, any state thereof or the District of Columbia (or any MYT Guarantor entity is redomiciled such that it ceases to be organized in any such jurisdiction), then within 60 days after the date of (a) its acquisition or formation (or redomiciliation) for entities formed after the Issue Date and (b) with respect to New MYT Dutch HoldCo, the earlier of (1) the date that the MYT Reorganization is consummated and (2) September 30, 2019, each holder of Equity Interests issued by such Person shall execute and deliver to the Collateral Agent a pledge agreement under the law of the jurisdiction of such Person’s organization creating a security interest in such Equity Interests in favor of the Collateral Agent for the benefit of the holders of the Secured Obligations and take all steps reasonably required to perfect such security interest and render such security interest fully enforceable under such law and (y) if Mariposa Luxembourg I S.à r.l. and Mariposa Luxembourg II S.à r.l. are still in existence after September 30, 2019, then by October 1, 2019 each holder of Equity Interests issued by either such Person shall execute and deliver to the Collateral Agent a pledge agreement under the law of the jurisdiction of such Person’s organization creating a security interest in such Equity Interests in favor of the Collateral Agent for the benefit of the holders of the Secured Obligations and take all steps reasonably required to perfect such security interest and render such security interest fully enforceable under such law.  Upon execution and delivery by the Collateral Agent and any Person required to become a MYT Guarantor Entity pursuant to this Section 7.16 (including New MYT Dutch HoldCo) of a supplement in the form of Exhibit I hereto, such Person will become a Grantor and/or a Guarantor hereunder with the same force and effect as if originally named as a Grantor and/or a Guarantor herein.  The execution and delivery of any such supplement will not require the consent of any other party to this Agreement.  The rights and obligations of each party to this Agreement will remain in full force and effect notwithstanding the addition of any new party to this Agreement.

SECTION 7.17.                         Rights of the Collateral Agent; No Duties.  The permissive rights of the Collateral Agent enumerated herein (i) are granted for its benefit and (ii) shall not be constituted as duties or obligations.  The duties of the Collateral Agent are solely as set forth in the Indenture and no implied duties or obligations will be read into this Agreement against the Collateral Agent.  In the acceptance, execution, delivery and performance of this Agreement, the Collateral Agent shall have the benefit of all exculpatory provisions, indemnities, protections, benefits, rights and immunities granted to it in the Indenture, as though fully set forth herein.

SECTION 7.18.        Recitals.  Neither the Trustee nor the Collateral Agent will be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Agreement or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the Grantors.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MYT PARENT CO.

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Vice President and Secretary

[Signature Page to MYT Guarantee and Collateral Agreement]

GRANTORS:

MYT HOLDING CO.

	By:	/s/ Tracy M. Preston
		Name:	Tracy M. Preston
		Title:	Vice President and Secretary

MYT INTERMEDIATE HOLDING CO.

	By:	/s/ Tracy M. Preston
		Name:	Tracy M. Preston
		Title:	Vice President and Secretary

MARIPOSA LUXEMBOURG I S. À R.L.

	By:	/s/ Tracy M. Preston
		Name:	Tracy M. Preston
		Title:	Manager A

MARIPOSA LUXEMBOURG II S. À R.L.

	By:	/s/ Tracy M. Preston
		Name:	Tracy M. Preston
		Title:	Manager A

[Signature Page to MYT Guarantee and Collateral Agreement]

ANKURA TRUST COMPANY, LLC, as Trustee and Collateral Agent

By:	/s/ Lisa J. Price
	Name:	Lisa J. Price
	Title:	Managing Director

[Signature Page to MYT Guarantee and Collateral Agreement]

Exhibit I
 to Guarantee and
Collateral Agreement

SUPPLEMENT NO.      dated as of                      (this “Supplement”), to the Guarantee and Collateral Agreement dated as of [  ], 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among each of the Grantors and Guarantors party thereto, and Ankura Trust Company, LLC, as Trustee (in such capacity, the “Trustee”) and as Collateral Agent for the Secured Parties (as defined therein) (in such capacity, the “Collateral Agent”).

(1)                                 Reference is made to that certain (i) Indenture dated as of June 7, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among NEIMAN MARCUS GROUP LTD LLC, a Delaware limited liability company (the “Issuer”), MARIPOSA BORROWER, INC., a Delaware corporation (the “Corporate Co-Issuer”), THE NEIMAN MARCUS GROUP LLC, a Delaware limited liability company (the “LLC Co-Issuer”), The NMG Subsidiary LLC, a Delaware limited liability company (the “New Co-Issuer Subsidiary” and, together with Corporate Co-Issuer and the LLC Co-Issuer, the “Co-Issuers” and, together with the Issuer, the “Issuers”), the guarantors party thereto from time to time, the Trustee and the Collateral Agent, pursuant to which the Issuer has agreed to issue and sell such notes from time to time upon the terms and subject to the conditions set forth therein and (ii) Second Lien Notes Collateral Agreement dated as of June 7, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Notes Collateral Agreement”), among, inter alios, the Issuers, the Trustee and the Collateral Agent.

(2)                                 Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Guarantee and Collateral Agreement referred to therein.

(3)                                 The Grantors and Guarantors have entered into the Guarantee and Collateral Agreement in order to induce the Holders to purchase the Notes under the Indenture.  Section 7.16 of the Guarantee and Collateral Agreement provides that certain additional entities may become Grantors and Guarantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Indenture to become a Grantor and Guarantor under the Guarantee and Collateral Agreement.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Guarantor and a Grantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Guarantor and a Grantor, and the New Subsidiary hereby (1) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Guarantor and a

Exhibit I-1

Grantor thereunder and (2) represents and warrants that the representations and warranties made by it as a Grantor in Section 3.03 and Section 4.02 thereof are true and correct, in all material respects, on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent, for the benefit of the applicable Secured Parties, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in and to the extent required by the Guarantee and Collateral Agreement) of the New Subsidiary.  Each reference to a “Guarantor” or a “Grantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary.  The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (1) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally; (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (3) implied covenants of good faith and fair dealing.

SECTION 3.  This Agreement may be executed in two or more counterparts, each of which will constitute an original but all of which when taken together constitutes but one contract.  This Supplement will become effective when the Collateral Agent receives a counterpart (whether by electronic transmission or otherwise) of this Supplement that bears the signature of the New Subsidiary.

SECTION 4.  The New Subsidiary hereby represents and warrants as of the date hereof that:

(1)                                 set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary as of the date hereof;

(2)                                 set forth on Schedule II attached hereto is a true and correct schedule of all of the material Patents, Trademarks and Copyrights of the New Subsidiary as of the date hereof;

(3)                                 set forth on Schedule III attached hereto is a true and correct schedule of all Commercial Tort Claims of the New Subsidiary individually in excess of $5.0 million as of the date hereof; and

(4)                                 set forth on Schedule IV attached hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5.  Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS

Exhibit I-2

AGREEMENT, THE OTHER NOTES DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

SECTION 7.  In the event any one or more of the provisions contained in this Supplement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, in the Guarantee and Collateral Agreement will not in any way be affected or impaired thereby.  The parties will endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All communications and notices hereunder will be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Trustee and the Collateral Agent for their reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Trustee and the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Agents have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

Exhibit I-3

ANKURA TRUST COMPANY, LLC, as Trustee and Collateral Agent

By:
Name:
Title:

Exhibit I-1

Schedule I
to Supplement No.     to the
Guarantee and
Collateral Agreement

Pledged Securities of the New Subsidiary

EQUITY INTERESTS

Number of Issuer Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule I-1

Schedule II
to Supplement No.     to the
Guarantee and
Collateral Agreement

PATENTS, TRADEMARKS AND COPYRIGHTS

Schedule II-1

Schedule III
to Supplement No.     to the
Guarantee and
Collateral Agreement

COMMERCIAL TORT CLAIMS

Schedule III-1

Schedule IV
to Supplement No.     to the
Guarantee and
Collateral Agreement

LEGAL NAME, JURISDICTION OF FORMATION

AND LOCATION OF CHIEF EXECUTIVE OFFICE

Schedule IV-1

Exhibit II
 to Guarantee and
Collateral Agreement

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT is dated as of [                                            ], by [•] (each, individually, a “Grantor” and, collectively, the “Grantors”), in favor of Ankura Trust Company, LLC, in its capacity as collateral agent under the Security Agreement referred to below (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

Whereas, the Grantors are party to that certain Guarantee and Collateral Agreement dated as of June 7, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent, pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1.                            Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meanings given to them in the Security Agreement.

SECTION 2.                            Grant of Security Interest in Trademark Collateral.  As security for the payment or performance when due (whether at stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title, and interest in or to any and all of the following Intellectual Property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a)                                 all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use”

application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule I;

(b)                                 all goodwill associated therewith or symbolized thereby;

(c)                                  all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

(d)                                 all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

SECTION 3.                            Security Agreement.  The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.                            Recordation.  This Trademark Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office.  Each Grantor authorizes and requests that the Commissioner of Trademarks record this Trademark Security Agreement.SECTION 5.              Counterparts.  This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

SECTION 6.                            Governing Law.  THIS TRADEMARK SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER NOTES DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

[Signature page follows]

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[ ],
as Grantor

By:
Name:
Title:

Acknowledged and Accepted:

ANKURA TRUST COMPANY, LLC,
as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Exhibit III
 to Guarantee and
Collateral Agreement

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT is dated as of [                             ], by [•] (each, individually, a “Grantor” and, collectively, the “Grantors”), in favor of Ankura Trust Company, LLC, in its capacity as collateral agent under the Security Agreement referred to below (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Grantors are party to that certain Guarantee and Collateral Agreement dated as of June 7, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent, pursuant to which the Grantors are required to execute and deliver this Patent Security Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1.                            Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meanings given to them in the Security Agreement.

SECTION 2.                            Grant of Security Interest in Patent Collateral.  As security for the payment or performance when due (whether at stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title, and interest in or to any and all of the following Intellectual Property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):

(a)                                 all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule I, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule I;

(b)                                 all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein;

(c)                                  all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

(d)                                 all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

SECTION 3.                            Security Agreement.  The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.                            Recordation.  This Patent Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office.  The Grantor authorizes and requests that the Commissioner of Patents record this Patent Security Agreement.

SECTION 5.                            Counterparts.  This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

SECTION 6.                            Governing Law.  THIS PATENT SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER NOTES DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

[Signature page follows]

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[ ],
as Grantor

By:
Name:
Title:

Acknowledged and Accepted:

ANKURA TRUST COMPANY, LLC,
as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Exhibit IV
 to Guarantee and
Collateral Agreement

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT is dated as of [   ], by [•] (each, individually, a “Grantor” and, collectively, the “Grantors”), in favor of Ankura Trust Company, LLC, in its capacity as collateral agent under the Security Agreement referred to below (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Grantors are party to that certain Guarantee and Collateral Agreement dated as of June 7, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent, pursuant to which the Grantors are required to execute and deliver this Copyright Security Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1.                            Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meanings given to them in the Security Agreement.

SECTION 2.                            Grant of Security Interest in Copyright Collateral.  As security for the payment or performance when due (whether at stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title, and interest in or to any and all of the following Intellectual Property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(a)                                 all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise;

(b)                                 all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule I;

(c)                                  all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

(d)                                 all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

SECTION 3.                            Security Agreement.  The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.                            Recordation.  This Copyright Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the United States Copyright Office.  Each Grantor authorizes and requests that the United States Copyright Office record this Copyright Security Agreement.

SECTION 5.                            Counterparts.  This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

SECTION 6.                            Governing Law.  THIS COPYRIGHT SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER NOTES DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY  SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

[Signature page follows]

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[ ],
as Grantor

By:
Name:
Title:

Acknowledged and Accepted:

ANKURA TRUST COMPANY, LLC,
as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

SCHEDULE I

PLEDGED STOCK

Grantor	Issuer	Type of Organization	Jurisdiction of Organization / Formation	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No.	Par Value
MYT Holding Co.	MYT Intermediate Holding Co.	Corporation	Delaware	100	100	100%	1 & 2	$0.001
MYT Intermediate Holding Co.	Mariposa Luxembourg I S.à r.l.	Private Limited Liability Company	Luxembourg	80,000 shares	80,000 shares	100%	Uncertificated	$1.00
MYT Intermediate Holding Co.	Mariposa Luxembourg I S.à r.l.	Private Limited Liability Company	Luxembourg	39,459, 147 CPECs (“CPECs I”)	39,459,147 CPECs (“CPECs I”)	100%	Uncertificated	$1.00
MYT Intermediate Holding Co.	Mariposa Luxembourg I S.à r.l.	Private Limited Liability Company	Luxembourg	45,000,000 CPECs (“CPECs II”)	45,000,000 CPECs (“CPECs II”)	100%	Uncertificated	$1.00
Mariposa Luxembourg I S.à r.l.	Mariposa Luxembourg II S.à r.l.	Private Limited Liability Company	Luxembourg	80,000 shares	80,000 shares	100%	Uncertificated	$1.00
Mariposa Luxembourg I S.à r.l.	Mariposa Luxembourg II S.à r.l.	Private Limited Liability Company	Luxembourg	45,000,000 CPECs	45,000,000 CPECs	100%	Uncertificated	$1.00
Mariposa Luxembourg II S.à r.l.	NMG Germany GmbH	Limited Liability Company	Germany	25,000	25,000	100%	Uncertificated	€1.00

DEBT SECURITIES

1.                                      Loan A ($105,000,000 initial amount) and Loan B ($45,000,000 initial amount) owed, in each case by NMG Germany GmbH to Mariposa Luxembourg II S.a.r.l.

2.                                      Note, dated as of December 18, 2014, in an initial principal amount of $105,000,000, owed by Mariposa Luxembourg II S.a.r.l. to MYT Intermediate Holding Co. (as assignee).

3.                                      Note, effective as of January 15, 2015, in an initial principal amount of $1,726,027, owed by Mariposa Luxembourg II S.a.r.l. to MYT Intermediate Holding Co. (as assignee).

SCHEDULE II

INTELLECTUAL PROPERTY

U.S. COPYRIGHTS

None.

U.S. PATENTS

None.

FOREIGN PATENTS

None.

U.S. TRADEMARKS

None.

SCHEDULE III

FILING JURISDICTIONS

LEGAL NAMES, FILING JURISDICTIONS AND

LOCATIONS OF CHIEF EXECUTIVE OFFICE

Legal Name	Filing Jurisdiction	Chief Executive Office
MYT Holding Co.	Delaware	1618 Main Street, Dallas, Texas 75201
MYT Intermediate Holding Co.	Delaware	1618 Main Street, Dallas, Texas 75201
Mariposa Luxembourg I S.a.r.l.	Washington, D.C.	14 rue Edward Steichen, L-2540 Luxembourg Grand Duchy of Luxembourg
Mariposa Luxembourg II S.a.r.l.	Washington, D.C.	14 rue Edward Steichen, L-2540 Luxembourg Grand Duchy of Luxembourg

SCHEDULE IV

COMMERCIAL TORT CLAIMS

None.